EXHIBIT 1.2

                                                    Draft -- January 28, 1997

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                             TRIGON HEALTHCARE, INC.
                            (a Virginia corporation)


                         ________ Shares of Common Stock





                        INTERNATIONAL PURCHASE AGREEMENT





Dated:  __________, 1997


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                                Table of Contents

 PURCHASE AGREEMENT...............................................................................................1

      SECTION 1.          Representations and Warranties..........................................................4
                    (a)   Representations and Warranties by the Company...........................................4
                          (i)  Compliance with Registration Requirements..........................................4
                          (ii)  Independent Accountants...........................................................5
                          (iii)  Financial Statements.............................................................5
                          (iv)  Statutory Financial Statements....................................................6
                          (v)  No Material Adverse Change in Business.............................................6
                          (vi)  Good Standing of the Company, Virginia BCBS and TMSI..............................6
                          (vii)  Good Standing of Subsidiaries....................................................7
                          (viii)  Capitalization..................................................................7
                          (ix)  Demutualization and Merger........................................................7
                          (x)  Authorization of Agreement.........................................................8
                          (xi)  Authorization and Description of Securities.......................................8
                          (xii)  Authorization of Capital Stock of TMSI and Trigon Insurance. ....................8
                          (xiii)  Authorization and Description of Member Shares..................................8
                          (xiv)  Exemption from 1933 Act..........................................................8
                          (xv)  Absence of Defaults and Conflicts.................................................9
                          (xvi)  Absence of Labor Dispute........................................................10
                          (xvii)  Absence of Proceedings.........................................................10
                          (xviii)  Accuracy of Exhibits..........................................................10
                          (xix)  Possession of Intellectual Property.............................................10
                          (xx)  Absence of Further Requirements..................................................11
                          (xxi)  BCBSA License...................................................................11
                          (xxii)  Possession of Licenses and Permits.............................................11
                          (xxiii)  Insurance Licenses............................................................12
                          (xxiv)  Title to Property..............................................................13
                          (xxv)  Maintenance of Insurance........................................................13
                          (xxvi)  Due Adoption of the Plan.......................................................13
                          (xxvii)  Compliance with Tax Laws......................................................14
                          (xxviii)  Investment Company Act.......................................................14
                          (xxix)  Environmental Laws.............................................................14
                          (xxx)  Registration Rights.............................................................15
                    (c)   Officer's Certificates.................................................................15

      SECTION 2.          Sale and Delivery to International Managers; Closing...................................15
                    (a)   Initial International Securities.......................................................15
                    (b)   International Option Securities........................................................15
                    (c)   Payment................................................................................16
                    (d)   Denominations; Registration............................................................17

      SECTION 3.          Covenants of the Company and Virginia BCBS.............................................17
                    (a)   Compliance with Securities Regulations and Commission Requests.........................17
                    (b)   Filing of Amendments...................................................................17
                    (c)   Delivery of Registration Statements....................................................18
                    (d)   Delivery of Prospectuses...............................................................18
                    (e)   Continued Compliance with Securities Laws..............................................18
                    (f)   Blue Sky Qualifications................................................................19
                    (g)   Rule 158...............................................................................19
                    (h)   Use of Proceeds........................................................................19
                    (i)   Listing................................................................................19
                    (j)   Restriction on Sale of Securities......................................................19
                    (k)   Reporting Requirements.................................................................20
                    (l)   Compliance with Rule 463...............................................................20
                    (m)   Consummation of the Plan...............................................................20

      SECTION 4.          Payment of Expenses....................................................................20
                    (a)  Expenses................................................................................20
                    (b)  Termination of Agreement................................................................21

      SECTION 5.          Conditions of International Managers' Obligations......................................21
                    (a)   Effectiveness of Registration Statement................................................21
                    (b)   Opinion of Counsel for Company and Virginia BCBS.......................................21
                    (c)   Opinion of Counsel for International Managers..........................................22
                    (d)   Officers' Certificates.................................................................22
                    (e)   Accountant's Comfort Letter............................................................22
                    (f)   Bring-down Comfort Letter..............................................................22
                    (g)   Approval of Listing....................................................................23
                    (h)   No Objection...........................................................................23
                    (i)   License Agreement......................................................................23
                    (j)   Opinion of Special Tax Counsel for Virginia BCBS.......................................23
                    (k)   Effectiveness of the Plan..............................................................23
                    (l)   Purchase of Initial U.S. Securities....................................................23
                    (m)   Conditions to Purchase of International Option Securities..............................23
                    (n)   Additional Documents...................................................................24
                    (o)   Termination of Agreement...............................................................24

      SECTION 6.          Indemnification........................................................................25
                    (a)   Indemnification of International Managers..............................................25
                    (b)   Indemnification of Company, Virginia BCBS, Directors and Officers......................26
                    (c)   Actions against Parties; Notification..................................................26
                    (d)   Settlement without Consent if Failure to Reimburse.....................................27

      SECTION 7.    Contribution.................................................................................27

      SECTION 8.    Representations, Warranties and Agreements to Survive Delivery...............................28

      SECTION 9.    Termination of Agreement.....................................................................29
                    (a)   Termination; General...................................................................29
                    (b)   Liabilities............................................................................29

      SECTION 10.  Default by One or More of the International Managers..........................................29

      SECTION 11.  Notices.......................................................................................30

      SECTION 12.  Parties.......................................................................................30

      SECTION 13.  GOVERNING LAW AND TIME........................................................................31

      SECTION 14.  Effect of Headings............................................................................31


      SCHEDULES
                    Schedule A - List of International Managers.............................................Sch A-1
                    Schedule B - Pricing Information........................................................Sch B-1

      EXHIBITS
                    Exhibit A-   Form of Opinion of Company's Counsel...........................................A-1

                                                       Draft -- January 28, 1997


                             TRIGON HEALTHCARE, INC.

                            (a Virginia corporation)

                     ________ Shares of Class A Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                              __________, 1997

MERRILL LYNCH INTERNATIONAL
Merrill Lynch International
Alex. Brown & Sons Incorporated
Dean Witter International Ltd.
Morgan Stanley & Co. International Limited
Wheat, First Securities, Inc.
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

         Trigon Healthcare, Inc., a Virginia corporation (the "Company"), proposes to issue shares of its Class A Common Stock, par value $.01 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock"), in connection with the conversion (the "Demutualization") of Blue Cross and Blue Shield of Virginia (doing business as Trigon Blue Cross Blue Shield), a mutual insurance company organized under the laws of the Commonwealth of Virginia ("Virginia BCBS"), into a Virginia stock corporation pursuant to Virginia BCBS's Amended and Restated Plan of Demutualization dated October 31, 1996 (the "Plan"), as approved by the members of the Virginia BCBS on September 6, 1996 and approved after a public hearing by the Virginia State Corporation Commission on November 5, 1996. Upon consummation of the Plan, Virginia BCBS will convert into a stock insurance corporation, Trigon Merger Sub, Inc., a Virginia corporation and a wholly-owned subsidiary of the Company ("TMSI"), will merge with and into Virginia BCBS, in a merger in which Virginia BCBS will be the surviving company (the "Merger") and Virginia BCBS will become a wholly owned subsidiary of the Company and will be renamed Trigon Insurance Company ("Trigon Insurance"). Pursuant to the Plan, the Company proposes to (i) issue to Eligible Members (as defined in the Plan) shares of Common Stock (such shares allocated to Eligible Members, exclusive of shares allocated to Eligible Members in respect of which cash is paid in lieu of such shares, being referred to herein as "Member Shares") in exchange for their Membership Interest (as defined in the Plan) and (ii) subject to the terms and conditions stated herein, to issue and sell to Merrill Lynch International ("Merrill Lynch") and each of the other international managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Alex. Brown & Sons Incorporated, Dean Witter International Ltd., Morgan Stanley & Co. International Limited and Wheat, First Securities, Inc. are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock of the Company set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ________ additional shares of Common Stock to cover over-allotments, if any. The aforesaid ________ shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the ________ shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities". On the Effective Date (as defined in the Plan), the Membership Interests of all Members (as defined in the Plan) will be canceled and, as soon as reasonably practicable thereafter, the Member Shares and cash will be issued to Eligible Members. In addition, as required by the Plan, the Company will make a payment in cash or a combination of cash and shares of its Class C redeemable voting Common Stock, par value $.01 per share ("Class C Stock"), to the Treasurer of the Commonwealth of Virginia, in addition to any shares of Common Stock that the Commonwealth may be entitled to receive as an Eligible Member, in an amount equal to the amount required to be paid by Virginia Code ss.38.2-1005.1B.4 (the "Commonwealth Payment").

         It is understood that the Company and Virginia BCBS are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of ________ shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Dean Witter Reynolds Inc., Morgan Stanley & Co. Incorporated and Wheat, First Securities, Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to ________ additional shares of Common Stock solely to cover over allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International

Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the International Managers propose to make an offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-09773) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Tax Considerations to Non-U.S. Holders." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the

Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated _____, 1997 and preliminary U.S. Prospectus dated ____, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company. Each of the Company and Virginia BCBS, jointly and severally, represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b), hereof and agrees with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or Virginia BCBS, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the re quirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any

         International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers or any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the International Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of Virginia BCBS and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows of Virginia BCBS and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) Statutory Financial Statements. The statutory financial statements of Virginia BCBS and its subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance department of the Common wealth of Virginia, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Trigon considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by Trigon, other than those in the ordinary course of business, which are material with respect to Trigon considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. For purposes of this Agreement, "Trigon" shall mean Virginia BCBS as a mutual insurance company and its subsidiaries, including the Company, at all times prior to the effectiveness of the Plan and the Company and its subsidiaries, including Trigon Insurance as a stock corporation, at all times on and after the effectiveness of the Plan.

                  (vi) Good Standing of the Company, Virginia BCBS and TMSI. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia; Virginia BCBS has been duly organized and, since its conversion to a mutual insurance company in 1991 until immediately prior to the effectiveness of the Plan, has and will continue to be validly existing as a mutual insurance company in good standing under the laws of the Commonwealth of Virginia; upon the effectiveness of the Plan, Trigon Insurance will be validly existing as a stock corporation in good standing under the laws of the Commonwealth of Virginia; each of the Company and Virginia BCBS has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and each of the Company and Virginia BCBS is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Trigon considered as one enterprise (a "Material Adverse Effect"). TMSI has been duly incorporated and, until immediately prior to the effectiveness of the Plan, will continue to be duly incorporated and validly existing as a stock corporation in good standing under the laws of the Commonwealth of Virginia.

                  (vii) Good Standing of Subsidiaries. Each of the subsidiaries listed on Exhibit 21 to the Registration Statement, which are the only subsidiaries of Virginia BCBS, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Prior to the effectiveness of the Plan, the Company will have no subsidiaries other than TMSI and, upon the effectiveness of the Plan, will have no subsidiaries other than Trigon Insurance and subsidiaries of Trigon Insurance.

                  (viii) Capitalization. Prior to the effectiveness of the Plan, upon the filing with the State Corporation Commission of the Commonwealth of Virginia ("the State Corporation Commission") of the Articles of Incorporation of the Company in the form filed as an Exhibit to the Registration Statement, the Company will have an authorized capitalization as set forth in the Prospectus.

                  (ix) Demutualization and Merger. Upon the effectiveness of the Plan and pursuant to the Merger: (a) TMSI will be merged with and into Virginia BCBS, the separate existence of TMSI will cease, and Virginia BCBS will become a wholly owned subsidiary of the Company; (b) Trigon Insurance will become a stock corporation incorporated under and governed by the Virginia Stock Corporation Act, ss.13.1-601 et seq.;
         (c) each issued and outstanding share of common stock of TMSI owned by the Company immediately prior to the effectiveness of the Plan shall, as a result of the Merger and without any action on the part of the Company, be canceled and converted into one share of stock of Trigon Insurance; (d) all Membership Interests of all Members in Virginia BCBS shall be canceled, and in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS, Eligible Members shall be entitled to receive Common Stock from the Company and/or cash from Trigon Insurance pursuant to and in accordance with the Plan; and (e) all issued and outstanding shares of capital stock in the Company owned by Virginia BCBS shall be canceled. The Company shall make the Commonwealth Payment in accordance with the Plan.

                  (x) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company and Virginia BCBS.

                  (xi) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be personally liable for any debts, obligations, liabilities or losses of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xii) Authorization of Capital Stock of TMSI and Trigon Insurance. As of the date hereof and at all times subsequent hereto up to the effectiveness of the Plan, all of the issued and outstanding shares of capital stock of TMSI shall have been duly authorized and validly issued and shall be fully paid and non-assessable and shall be owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Upon effectiveness of the Plan, all of the outstanding shares of capital stock of Trigon Insurance will have been duly authorized and, when issued and delivered to the Company pursuant to the Plan, will be validly issued, fully paid and non-assessable and will be owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance claim or equity.

                  (xiii) Authorization and Description of Member Shares. The Member Shares have been duly authorized, and when issued and delivered to Eligible Members in exchange for their Membership Interests pursuant to the Plan, will be validly issued, fully paid and non-assessable; no holder thereof will be personally liable for any debts, obligations, liabilities or losses of the Company by reason of being such a holder; such Member Shares are not subject to the preemptive or other similar rights of any securityholder of the Company and all corporate action required to be taken for the authorization and issuance of the Member Shares has been validly and sufficiently taken.

                  (xiv) Exemption from 1933 Act. The issuance and delivery of the Member Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan is exempt from the registration requirements of the 1933 Act.

                  (xv) Absence of Defaults and Conflicts. Neither the Company, Virginia BCBS or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, Virginia BCBS or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Virginia BCBS or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the U.S. Purchase Agreement and the Plan and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement, the Plan and the Registration Statement (including the issuance of the Member Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan, the issuance of cash and Class C Stock to the Treasurer of the Commonwealth of Virginia in satisfaction of the Commonwealth payment pursuant to the Plan, and the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company and Virginia BCBS with their obligations under this Agreement, the U.S. Purchase Agreement and the Plan have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Virginia BCBS or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Virginia BCBS or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, Virginia BCBS or any subsidiary or any of their assets, properties or operations (other than foreign or state securities, insurance securities or blue sky laws in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement ), except for such violations resulting from the failure to make or obtain or comply with such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees in connection with the Plan that could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company or Virginia BCBS to perform their respective obligations under the Plan or to consummate the transactions contemplated therein. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Virginia BCBS or any subsidiary.

                  (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company, Virginia BCBS or any of its subsidiaries exists or, to the knowledge of the Company or Virginia BCBS, is imminent, and the Company and Virginia BCBS are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Absence of Proceedings. Except for matters disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Virginia BCBS, threatened, against or affecting the Company, Virginia BCBS or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and the Plan or the performance by the Company or Virginia BCBS of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company, Virginia BCBS or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xix) Possession of Intellectual Property. The Company, Virginia BCBS and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company, Virginia BCBS nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, Virginia BCBS or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or Virginia BCBS of their respective obligations hereunder or under the Plan, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement, in connection with the issuance of the Member Shares to Eligible Members in exchange for their Membership Interests and of cash and Class C Stock to the Treasurer of the Commonwealth of Virginia in satisfaction of the Commonwealth Payment pursuant to the Plan, or the consummation of the transactions contemplated by this Agreement, the U.S. Purchase Agreement and the Plan, except (a) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities, insurance securities or blue sky laws in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement and (b) such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees in connection with the Plan that, if not made or obtained or complied with, could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company or Virginia BCBS to perform their respective obligations under the Plan or to consummate the transactions contemplated therein.

                  (xxi) BCBSA License. Virginia BCBS is in full compliance with the requirements of the Blue Cross License Agreement, dated as of November 16, 1995, between Virginia BCBS and the Blue Cross and Blue Shield Association (the "BCBSA"), and the Virginia Blue Shield License Agreement, dated as of November 16, 1995, between Virginia BCBS and the BCBSA, except in each case where noncompliance could not reasonably be expected to have a Material Adverse Effect. Upon execution thereof by the Company on or prior to the Effective Date, the License Agreement attached as Exhibit 10.1 to the Registration Statement (the "New License Agreement") shall become effective and enforceable against the Company and, to the best of the Company's and Virginia BCBS' knowledge, the BCBSA in accordance with its terms. Each of Virginia BCBS's subsidiaries that is required by the BCBSA as of the date hereof, or that will be required by the BCBSA as of the Closing Time, to be a party to a Blue Cross Affiliate License Agreement is in full compliance with the requirements of such agreement, except in each case where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (xxii) Possession of Licenses and Permits. The Company, Virginia BCBS and its subsidiaries each possess such permits, licenses, approvals, consents and other author izations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Government Licenses could not reasonably be expected to have a Material Adverse Effect; the Company, Virginia BCBS and its subsidiaries each are in compliance with the terms and conditions of all such

         Governmental Licenses, except where the failure so to comply could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; and neither the Company, Virginia BCBS nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in a Material Adverse Effect.

                  (xxiii) Insurance Licenses. The Company has made all required filings under insurance holding company statutes applicable to it, and is duly licensed or authorized as an insurance holding company in each jurisdiction in which it is or will immediately after the effectiveness of the Plan be required to be so licensed or authorized, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction could not reasonably be expected to have a Material Adverse Effect. Each of Virginia BCBS and its subsidiaries which is engaged in the insurance business (the "Insurance Subsidiaries") is duly licensed or authorized to conduct its insurance business under the insurance laws of each jurisdiction in which it conducts such business so as to require such licensing or authorization, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; all such licenses or authorizations are in full force and effect and neither the Company, Virginia BCBS nor any Insurance Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such licenses or authorizations or otherwise impose any limitation on the conduct of the business of the Company, Virginia BCBS or any Insurance Subsidiary, except any such suspension, revocation or limitation which could not reasonably be expected to have a Material Adverse Effect, and to the Company's, Virginia BCBS's and the Insurance Subsidiaries' knowledge, there is no sustainable basis under current law, regulation or judicial interpretation for any such suspension, revocation or limitation; each of Virginia BCBS and the Insurance Subsidiaries is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to comply or conform could not reasonably be expected to have a Material Adverse Effect; and Virginia BCBS has disclosed in writing to the Lead Managers all pending significant examinations, and all significant examinations which have been completed and filed since the fiscal year ending December 31, 1990, by any governmental authority having jurisdiction to regulate the insurance operations of Virginia BCBS or any Insurance Subsidiary. Each of the subsidiaries of Virginia BCBS operating as a health maintenance organization (the "HMO Subsidiaries") is duly licensed as a health maintenance organization under the laws of each jurisdiction in which it conducts such business so as to require such licensing, except where the failure to be so licensed could not reasonably be expected to have a Material Adverse Effect. Each of ____________, ____________ and _______________ is duly qualified as a health maintenance
         organization under The Health Maintenance Organization Act of 1973, as amended, and the rules and regulations of the Department of Health and Human Services thereunder.

                  (xxiv) Title to Property. The Company, Virginia BCBS and its subsidiaries have good and marketable title to all real property owned by the Company, Virginia BCBS and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or en cumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Virginia BCBS or any of its subsidiaries; and all of the leases and subleases material to the business of Trigon and its subsidiaries, considered as one enterprise, and under which the Company, Virginia BCBS or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company, Virginia BCBS nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, Virginia BCBS or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, Virginia BCBS or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, and which if adversely decided could reasonably be expected to have a Material Adverse Effect.

                  (xxv) Maintenance of Insurance. The Company, Virginia BCBS and each of its subsidiaries maintain insurance policies with respect to such insurable properties, potential liabilities and occurrences that merit or require catastrophic insurance in amounts deemed adequate in the reasonable opinion of the management for the Company and Virginia BCBS or maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses; all such insurance policies are in full force and effect.

                  (xxvi) Due Adoption of the Plan. The Plan was duly adopted on September 6, 1996 by a vote (the "Policyholder Vote") of more than two-thirds of the votes validly cast by Voting Members (as defined in the Plan) (which adoption complied with the applicable requirements of Virginia Code ss.38.2-1005.1) and such adoption has not been rescinded or otherwise withdrawn; on November 5, 1996 the State Corporation Commission issued a final order approving the Plan in accordance with the requirements of Virginia Code ss.38.2-1005.1 (the "Commission Order"); the time period within which an appeal to the Commission Order must be noted for an appeal to be validly made has expired and, to the Company's and Virginia BCBS's knowledge, no appeals were so noted; prior to the Effective Date, Virginia BCBS will have filed with the State Corporation Commission in accordance with Virginia law the Articles of Merger (as defined in the Plan) together with a copy of the Plan so approved; no other approvals are required to be obtained under Virginia law for the effectiveness of the Plan; on the Effective Date, the Plan will become effective in accordance with its terms pursuant to Virginia Code ss.38.2-1005.1 and the

         Demutualization will be completed in accordance with the Plan and the laws of the Commonwealth of Virginia applicable to the reorganization of mutual insurance companies into stock corporations effected through a merger and any rules and regulations of the State Corporation Commission in respect thereof, in each case as administered or interpreted by the State Corporation Commission in respect thereof; and prior to or contemporaneously with the Closing Time each of the actions required to occur and conditions required to be satisfied on or prior to the effectiveness of the Plan pursuant to the Commission's Order or the Plan will have occurred or been satisfied.

                  (xxvii) Compliance with Tax Laws. All material income, payroll and sales tax returns required to have been filed prior to the date hereof or the Closing Time by the Company, Virginia BCBS or any of its subsidiaries, in any jurisdiction, shall have been so filed, and all material taxes, including related withholding taxes, penalties and interest, assessments and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

                  (xxviii) Investment Company Act. The Company is not, and upon the issuance of the Member Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan and the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, nor is Virginia BCBS or any of its subsidiaries, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxix) Environmental Laws. Except as described in the Registration Statement and except as could not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, (A) neither the Company, Virginia BCBS nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or ad ministrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "En vironmental Laws"), (B) the Company, Virginia BCBS and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any

         Environmental Law against the Company, Virginia BCBS or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, Virginia BCBS or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (b) Agreements of the International Mangers. Each International Manager, severally and not jointly, agrees with each of the Company that such International Manager will not offer or sell, directly or indirectly, International Securities, nor distribute or publish the International Prospectus or any other offering material or advertisements in connection with the International Securities, in or from any country or jurisdiction except in compliance in all material respects with any applicable rules and regulations of any such county or jurisdiction. Each International Manager will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which such International Manager offers, sells or delivers International Securities.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company, Virginia BCBS or any of its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company, Virginia BCBS to each International Manager as to the matters covered thereby.

         SECTION 2. Sale and Delivery to International Managers; Closing.

         (a) Initial International Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional ________ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option

Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company and Virginia BCBS. The Company, and Virginia BCBS with respect to subsection (m) below, covenants with each International Manager as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Pro spectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Member Shares and the Securities) on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) the Member Shares to Eligible Members in connection with the consummation of the Demutualization pursuant to the Plan, (C) shares of Common Stock issued pursuant to Articles VI, VII or VIII of the Articles of Incorporation of the Company, (D) options for shares of Common Stock granted to employees, officers and directors of the Company or its subsidiaries pursuant to a stock option plan adopted by the Company, (E) shares of Common Stock issued in a private placement as consideration for any acquisition by the Company and (F) shares of Common Stock issued to employees pursuant to the Company's Employees Thrift Plan, 401(k) Restoration Plan or 1997 Employee Stock Purchase Plan, provided, that, with respect to clause (E) above, the International Managers shall have first obtained from any recipient of shares of Common Stock an agreement in writing to be bound to the same restrictions set forth in this Section 3(j).

                  (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  (l) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

                  (m) Consummation of the Plan. Prior to or contemporaneously with the Closing Time, the Company and Virginia BCBS will take all actions necessary in order to consummate the Plan and the transactions contemplated thereby to have occurred at or prior to such date.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and Virginia BCBS contained in Section 1 hereof or in certificates of any officer of the Company or Virginia BCBS or any subsidiary of the Company or Virginia BCBS delivered pursuant to the provisions hereof, to the performance by the Company and Virginia BCBS of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company and Virginia BCBS. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Company and Virginia BCBS, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request.

                  (c) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (viii), (ix), (x), (xii) (solely as to the information in the Prospectus under "Description of Capital Stock--Description of Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by Virginia law, upon the opinions of McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Company and Virginia BCBS. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, Virginia BCBS and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Trigon considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received certificates of the President or a Vice President of each of the Company and Virginia BCBS and of the chief financial or chief accounting officer of each of the Company and Virginia BCBS, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
         (iii) the Company and Virginia BCBS have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (f) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Approval of Listing. At Closing Time, the Securities and the Member Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (h) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) License Agreement. At Closing Time, the New License Agreement shall have been entered into by and between the BCBSA and the Company.

                  (j) Opinion of Special Tax Counsel for Virginia BCBS. Virginia BCBS shall have received an opinion of McGuire, Woods, Battle & Boothe, L.L.P., special tax counsel for Virginia BCBS, in form and substance satisfactory to counsel for the International Managers, to the effect that the summary of federal income tax consequences provided to Eligible Members in the Member Information Statement dated August 2, 1996 remains accurate under the applicable federal income tax law and other authorities in effect on the Effective Date, except for any developments between the mailing date thereof and the Effective Date that are specifically identified in such opinion, provided that (i) in the opinion of such counsel, the principal federal income tax consequences to Eligible Members and to Virginia BCBS of such developments were anticipated and accurately described in all material respects in such Member Information Statement, (ii) Virginia BCBS has determined that the principal federal income tax consequences of such developments are not materially adverse to the interests of the Eligible Members or Virginia BCBS, or (iii) such developments are not described in (i) or (ii) but have been described in a subsequent communication approved by the Virginia Bureau of Insurance and distributed to the Eligible Members and, in the opinion of counsel, any further Member vote that is required has been obtained.

                  (k) Effectiveness of the Plan. All actions and transactions required by the Plan to be taken or to have occurred at or prior to the effectiveness of the Plan (other than the offering of Securities as herein contemplated) shall have been taken or shall have occurred; and the Commission shall have issued the certificate of merger with respect to the Merger and the Plan shall have thereupon become effective.

                  (l) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

                  (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and Virginia BCBS contained herein and the statements in any certificates furnished by the Company, Virginia BCBS or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (i) Officers' Certificates. Certificates, dated such Date of Delivery, of the President or a Vice President of each of the Company and Virginia BCBS and of the chief financial or chief accounting officer of each of the Company and Virginia BCBS confirming that the certificates delivered at the Closing Time pursuant to Section 5(d) hereof remain true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company and Virginia BCBS. The favorable opinion of McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Company and Virginia BCBS, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for International Managers. The favorable opinion of Debevoise & Plimpton, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

         (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing

Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of International Managers. Each of the Company and Virginia BCBS agrees, jointly and severally, to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company or Virginia BCBS; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers or any U.S.

Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Virginia BCBS, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, Virginia BCBS, their respective directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company or Virginia BCBS within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or cir cumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with this
Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) prior to the date of such settlement neither of the following shall have occurred: (A) such indemnifying party shall have reimbursed such indemnified party in accordance with such request or (B) if such indemnifying party reasonably believes that the indemnified party is not entitled under this Section 6 to any or all of the requested amount, such indemnifying party shall have reimbursed such indemnified party of such lesser portion, if any, of the requested amount and provided to such indemnified party a statement substantiating the reasonableness of the amount, if any, so reimbursed.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Virginia BCBS on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Virginia BCBS on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and Virginia BCBS on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and Virginia BCBS and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company and Virginia BCBS on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Virginia BCBS on the one hand or by the International Managers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Virginia BCBS and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company or Virginia BCBS, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or Virginia BCBS within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and Virginia BCBS. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Virginia BCBS or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or Virginia BCBS, and shall survive delivery of the Securities to the International Managers.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Trigon, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations (with a copy, which shall not constitute notice, to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022-6225, attention of James C. Scoville, Esq.); and notices to the Company shall be directed to it at 2015 Staples Mill Road, Richmond, Virginia 23230, attention of J. Christopher Wiltshire, Esq. (with a copy, which shall not constitute notice, to McGuire, Woods, Battle & Boothe, L.L.P., One James Center, 901 East Cary Street, Richmond, Virginia 23219, attention of R. Gordon Smith, Esq.).

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the International Managers, the Company and Virginia BCBS and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and Virginia BCBS and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and Virginia BCBS and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and Virginia BCBS a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers, the Company and Virginia BCBS in accordance with its terms.

                                 Very truly yours,

                                 TRIGON HEALTHCARE, INC.


                                 By
                                     Title:



                                 BLUE CROSS BLUE SHIELD OF VIRGINIA
                                 (to be renamed Trigon Insurance Company)


                                 By
                                     Title:


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER INTERNATIONAL LTD.
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
WHEAT, FIRST SECURITIES, INC.

By: MERRILL LYNCH INTERNATIONAL


By _____________________________________________________
                       Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A



                                                        Number of
                                                        Initial
                                                     International
         Name of International Manager                 Securities

Merrill Lynch International....................
Alex. Brown & Sons Incorporated................
Dean Witter International Ltd..................
Morgan Stanley & Co. International Limited.....
Wheat, First Securities, Inc...................
                                                      _____________
Total..........................................
                                                      =============

                                   SCHEDULE B

                             TRIGON HEALTHCARE, INC.

                         ________ Shares of Common Stock

                           (Par Value $.01 Per Share)


                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_______.

                  2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $_______, being an amount equal to the initial public offering price set forth above less $_______ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                                                   Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia. Until immediately prior to the effectiveness of the Plan, Virginia BCBS was, since its conversion to a mutual insurance company in 1991, validly existing as a mutual insurance company in good standing under the laws of the Commonwealth of Virginia. Trigon Insurance is validly existing as a stock corporation in good standing under the laws of the Commonwealth of Virginia. Until immediately prior to the effectiveness of the Plan, TMSI was duly incorporated and validly existing as a stock corporation in good standing under the laws of the Commonwealth of Virginia.

                  (ii) Each of the Company and Virginia BCBS (now renamed Trigon Insurance) has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement. Each of the Company and Trigon Insurance is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

                  (iii) The Company has an authorized capitalization as set forth in the Prospectus.

                  (iv) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the Securities is or will be personally liable for any debts, obligations, liabilities or losses of the Company by reason of being such a holder.

                  (v) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, except as may be provided in Articles VI, VII and VIII of the Articles of Incorporation of the Company in the form filed as an Exhibit to the Registration Statement.

                  (vi) Each of the subsidiaries listed on Exhibit 21 to the Registration Statement, which to the best of our knowledge are the only subsidiaries of Trigon Insurance, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and, to the best of our knowledge, none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                  (vii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and Virginia BCBS.

                  (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial information included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles of Incorporation and by-laws of the Company and the requirements of the New York Stock Exchange.

                  (xi) To the best of our knowledge, except for matters disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending or threatened, against or affecting the Company, Trigon Insurance or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and the Plan or the performance by the Company or Trigon Insurance of their respective obligations thereunder.

                  (xii) The information in the Prospectuses under "The Demutualization", "Business - Regulation", "Business - The Blue Cross and Blue Shield License", "Legal Proceedings", "Management", "Description of Capital Stock" and, in the International Prospectus, "Certain United States Tax Consequences to Non-U.S. Holders" and in the Registration Statement under Item 14, to the extent that such information constitutes matters of law, summaries of legal matters, the Company's Articles of Incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is accurate in all material respects.

                  (xiii) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

                  (xiv) All descriptions in the Prospectuses of contracts and other documents to which the Company, Trigon Insurance or any of its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  (xv) To the best of our knowledge, (a) neither the Company, Trigon Insurance nor any of its subsidiaries is in violation of its charter or by-laws and (b) no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement, except for such defaults that could not reasonably be expected to have a Material Adverse Effect and except that no opinion is given under this paragraph (xv) with respect to the Blue Cross License Agreement and Virginia Blue Shield License Agreement referred to in paragraph (xxiv) herein.

                  (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the U.S. Purchase Agreement or under the Plan, in connection with the offering, issuance or sale of the Securities under the U.S. Purchase Agreement and the International Purchase Agreement, in connection with the issuance of the Member Shares to Eligible Members in exchange for their Membership Interests and of cash and Class C Stock to the Treasurer of the Commonwealth of Virginia in satisfaction of the Commonwealth Payment pursuant to the Plan, or the consummation of the transactions contemplated by the U.S. Purchase Agreement, the International Purchase Agreement and the Plan, except (a) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities, insurance securities or blue sky laws in connection with the offering, issuance or sale of the Securities under the U.S. Purchase Agreement and the International Purchase Agreement, as to which we express no opinion, and (b) such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees in connection with the Plan that, if not made or obtained or complied with, could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company or Virginia BCBS to perform their respective obligations under the Plan or to consummate the transactions contemplated therein.

                  (xvii) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Plan and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement, the Plan and in the Registration Statement (including the issuance of the Member Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan, the issuance of cash and Class C Stock to the Treasurer of the Commonwealth of Virginia in satisfaction of the Commonwealth Payment pursuant to the Plan, and the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company and Trigon Insurance with their obligations under the U.S. Purchase Agreement, the International Purchase Agreement and the Plan do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Trigon Insurance or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, listed on a schedule attached to such opinion (which schedule shall be satisfactory in form and substance to counsel for the U.S. Underwriters), to which the Company, Trigon Insurance or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Trigon Insurance or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Trigon Insurance or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, including, without limitation, Virginia Code ss. 38.2-1005.1 and the insurance laws and regulations of Virginia, of any government, government instrumentality or court having jurisdiction over the Company, Trigon Insurance or any subsidiary or any of their respective properties, assets or operations (other than state securities, insurance securities or blue sky laws in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement), except for such violations resulting from the failure to make or obtain or comply with such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees in connection with the Plan that could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company or Virginia BCBS to perform their respective obligations under the Plan or to consummate the transactions contemplated therein.

                  (xviii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xix) The Company is not, nor is Trigon Insurance or any of its subsidiaries, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  (xx) Pursuant to the Merger: (a) TMSI has merged with and into Virginia BCBS, the separate existence of TMSI has ceased, and Virginia BCBS has become a wholly owned subsidiary of the Company; (b) Virginia BCBS has become a stock corporation incorporated under and governed by the Virginia Stock Corporation Act, ss.13.1-601 et seq. and by the Virginia Insurance Code; (c) each issued and outstanding share of common stock of TMSI owned by the Company immediately prior to the effectiveness of the Plan has, as a result of the Merger and without any action on the part of the Company, been canceled and converted into one share of stock of Trigon Insurance; (d) all Membership Interests of all Members in Virginia BCBS have been canceled, and in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS, Eligible Members are entitled to receive Common Stock from the Company and/or cash from Trigon Insurance pursuant to and in accordance with the Plan; and (e) all issued and outstanding shares of capital stock in the Company owned by Virginia BCBS have been canceled.

                  (xxi) Until immediately prior to the effectiveness of the Plan, all of the issued and outstanding shares of capital stock of TMSI were duly authorized and validly issued and were fully paid and non-assessable and, to the best of our knowledge, were owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. All of the outstanding shares of capital stock of Trigon Insurance are duly authorized and validly issued and are fully paid and non-assessable and, to the best of our knowledge, are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance claim or equity.

                  (xxii) The Member Shares have been duly authorized, and when issued and delivered to Eligible Members in exchange for their Membership Interests pursuant to the Plan, will be validly issued, fully paid and non-assessable; no holder thereof will be personally liable for any debts, obligations, liabilities or losses of the Company by reason of being such a holder; such Member Shares are not subject to the preemptive or other similar rights of any securityholder of the Company (except as may be provided in Articles VI, VII and VIII of the Articles of Incorporation of the Company in the form filed as an Exhibit to the Registration Statement) and all corporate action required to be taken for the authorization and issuance of the Member Shares has been validly and sufficiently taken.

                  (xxiii) The issuance and delivery of the Member Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan is exempt from the registration requirements of the 1933 Act.

                  (xxiv) To the best of our knowledge, the Blue Cross and Blue Shield Association (the "BCBSA") has not asserted noncompliance by Virginia BCBS or any of its subsidiaries that is required by the BCBSA as of the date hereof to be a party to a Blue Cross Affiliate License Agreement with the requirements of the Blue Cross License Agreement, dated as of November 16, 1995, between Virginia BCBS and the BCBSA, and the Virginia Blue Shield License Agreement, dated as of November 16, 1995, between Virginia BCBS and the BCBSA, except in each case where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (xxv) To the best of our knowledge, (a) the Company, Trigon Insurance and its subsidiaries each possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Government Licenses could not reasonably be expected to have a Material Adverse Effect; (b) all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; and (c) neither the Company, Trigon Insurance nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

                  (xxvi) To the best of our knowledge, (a) the Company has made all required filings under insurance holding company statutes applicable to it, and is duly licensed or authorized as an insurance holding company in each jurisdiction in which it is required to be so licensed or authorized, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction could not reasonably be expected to have a Material Adverse Effect; (b) each of Trigon Insurance and its subsidiaries which is engaged in the insurance business (the "Insurance Subsidiaries") is duly licensed or authorized to conduct its insurance business under the insurance laws of each jurisdiction in which it conducts such business so as to require such licensing or authorization, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; (c) all such licenses or authorizations are in full force and effect, except where the invalidity of such licenses and authorization or failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; (d) neither the Company, Trigon Insurance nor any Insurance Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such licenses or authorizations or otherwise impose any limitation on the conduct of the business of the Company, Trigon Insurance or any Insurance Subsidiary, except any such suspension, revocation or limitation which could not reasonably be expected to have a Material Adverse Effect; (e) each of the subsidiaries of Trigon Insurance operating as a health maintenance organization (the "HMO Subsidiaries") is duly licensed as a health maintenance organization insurer under the laws of each jurisdiction in which it conducts such business so as to require such licensing, except where the failure to be so licensed could not reasonably be expected to have a Material Adverse Effect; and (f) each of ______________, ______________ and
         ___________ is duly qualified as a health maintenance organization under The Health Maintenance Organization Act of 1973, as amended, and the rules and regulations of the Department of Health and Human Services thereunder.

                  (xxvii) In accordance with Virginia Code ss. 38.2-1005.1, the Plan has been duly adopted by the required vote of the Members and all necessary approvals under Virginia Code ss. 38.2-1005.1 for the Plan to become effective have been obtained, all such approvals are in full force and effect and no other approvals are required to be obtained under Virginia Code ss. 38.2-1005.1 for the effectiveness of the Plan; the time period within which an appeal to the Commission Order must be noted in order for an appeal to be validly made has expired and, to our knowledge, no appeals were so noted; and upon the issuance by the State Corporation Commission of the certificate of merger with respect to the Merger (as defined in the Plan), the Plan will have become effective in accordance with its terms.

                  While we have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectuses, except to the limited extent stated in paragraph (xii), in the course of our review and discussion of the contents of the Registration Statement and the Prospectuses with certain officers and employees of the Company and Trigon Insurance and their independent accountants, but without independent check or verification, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of North Carolina, Wisconsin and Texas, upon the opinions of special counsel to the Company acceptable to the Lead Managers (which opinions shall be dated and furnished to the Lead Managers at the Closing Time, shall be satisfactory in form and substance to counsel for the International Managers and shall expressly state that the International Managers may rely on such opinions as if they were addressed to them, provided that McGuire, Woods, Battle & Boothe, L.L.P. shall state in their opinion that they believe that they and the International Managers are justified in relying upon such opinions, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and Trigon Insurance and public officials. Such opinion may state that to the extent that the opinions rendered therein (i) relating to the issuance of the Member Shares to Eligible Members in exchange for their Membership Interests involve state securities, insurance securities or blue sky laws or (ii) involve insurance laws, statutes, rules or regulations other than those of Virginia and states as to which such counsel is relying upon opinions of special counsel, such opinions are subject to the qualifications and limitations contained in a schedule to such opinion, which shall be satisfactory in form and substance to counsel for the International Managers. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).